UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
June 10, 2009
Date of report (Date of earliest event reported)
STONE ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12074	72-1235413

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 E. Kaliste Saloom Road
Lafayette, Louisiana	70508

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (337) 237-0410
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On June 10, 2009, Stone Energy Corporation (“Stone”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters set forth in Schedule 1 to the Underwriting Agreement (collectively, the “Underwriters”), relating to the public offering of 7,000,000 shares of Stone’s common stock, $0.01 par value (the “Common Stock”), at a public offering price of $8.00, less underwriting discounts and commissions of $0.44 per share. Pursuant to the Underwriting Agreement, Stone also granted the Underwriters a 30-day option to purchase up to an additional 1,050,000 shares of Common Stock to cover over-allotments from Stone at the same price. On June 11, 2009, the Underwriters notified Stone of their exercise in full of their option to purchase additional shares of Common Stock.
Stone expects the closing of the transactions under the Underwriting Agreement to occur on June 16, 2009, subject to customary closing conditions. Stone expects to receive net proceeds from the sale of the Common Stock, including the exercise in full of the Underwriters option to purchase additional shares, sold pursuant to the Underwriting Agreement of approximately $60.5 million (after deducting underwriting discounts and commissions and estimated expenses). Stone intends to use the net proceeds from the offering for general corporate purposes, which may include the repayment of borrowings under its bank credit facility.
The offering was made pursuant to Stone’s shelf registration statement on Form S-3 (File No. 333-158998) filed with the Securities and Exchange Commission on May 5, 2009 and as amended on May 15, 2009, which was declared effective by the Securities and Exchange Commission on May 18, 2009.
The Underwriting Agreement contains customary representations, warranties, and agreements by Stone, and customary conditions to closing, indemnification obligations of Stone and the Underwriters, including for liabilities under the Securities Act of 1933, other obligations of the parties, and termination provisions. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.
Certain of the Underwriters and their related entities have engaged, and may in the future engage, in commercial banking, financial advisory, investment banking and other services with Stone in the ordinary course of their business for which they have received, and expect to receive, customary compensation and expense reimbursement. Affiliates of the Underwriters are lenders under Stone’s bank credit facility.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits:
1.1	Underwriting Agreement dated June 10, 2009 by and among Stone Energy Corporation, Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters set forth in Schedule I to the Underwriting Agreement.
5.1	Opinion of Vinson & Elkins L.L.P.
23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION

Date: June 15, 2009	By:	/s/ J. Kent Pierret
J. Kent Pierret
Senior Vice President, Chief Accounting Officer and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description

1.1	Underwriting Agreement dated June 10, 2009 by and among Stone Energy Corporation, Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters set forth in Schedule I to the Underwriting Agreement.

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)